Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statements (Form S-8 Nos. 333-120345, 333-39484 and 333-30751) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan, as amended and restated as of March 8, 2004;

•	Registration Statement (Form S-8 No. 333-90582) pertaining to the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan;

•	Registration Statement (Form S-8 No. 333-136703) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan, which amended and restated the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan as of May 17, 2006;

•	Registration Statement (Form S-3 No. 333-145638) pertaining to the registration of up to 8,140,000 shares of common stock;

•	Registration Statement (Form S-8 No. 333-145627) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan as amended and restated effective March 2007 and Employment Letter Agreement dated April 2, 2007 between BioCryst Pharmaceuticals, Inc. and David McCullough;

•	Registration Statement (Form S-3 No. 333-153084) for the registration of 3,335,408 shares of BioCryst Pharmaceuticals, Inc. common stock and 3,159,895 warrants to purchase common stock of BioCryst Pharmaceuticals, Inc.;

•	Registration Statement (Form S-8 No. 333-152570) pertaining to the BioCryst Pharmaceutical, Inc. Stock Incentive Plan, as amended and restated effective February 28, 2008 and the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended and restated effective February 28, 2008;

•	Registration Statement (Form S-8 No. 333-167830) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan, as amended and restated effective March 31, 2010 and the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended and restated effective March 31, 2010;

•	Registration Statement (Form S-8 No. 333-176096) pertaining to the BioCryst Pharmaceutical, Inc. Stock Incentive Plan, as amended and restated effective February 17, 2011;

•	Registration Statement (Form S-8 No. 333-187193) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan and Employee Stock Purchase Plan, each as amended and restated effective March 29, 2012;

•	Registration Statement (Form S-8 No. 333-195869) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan and Employee Stock Purchase Plan, each as amended and restated effective March 8, 2014;

•	Registration Statement (Form S-3 No. 333-202466) for the registration of up to $150 million of BioCryst Pharmaceuticals, Inc. common stock, preferred stock, depositary shares, stock purchase contracts, warrants or units;

•	Registration Statement (Form S-8 No. 333- 211529) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan as amended and restated effective May 23, 2016.

of our reports dated February 27, 2017 with respect to the consolidated financial statements of BioCryst Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of BioCryst Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of BioCryst Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 27, 2017